                                                                    EXHIBIT 10.6

                              AGREEMENT OF SUBLEASE

        AGREEMENT OF SUBLEASE (this "Sublease") made this 18th day of October 1999, by and between ICF Kaiser International, Inc., a Delaware corporation, which has its principal office and place of business at 9300 Lee Highway, Fairfax, Virginia 22031 (referred to herein as "ICF" or "Sublessor"), and Vision Software Tools, Inc., a California corporation qualified to do business in the State of California; having its principal office and place of business at 2101 Webster Street, 8th Floor, Oakland, CA 94612 ("Sublessee").

                                   WITNESSETH

        WHEREAS, ICF is the tenant under a certain Office Lease Agreement (as amended) by and between Webster Street Partners, Ltd., as landlord ("Lessor") and ICF, as tenant, dated May 16, 1997 and amended December 8, 1997 (the "Prime Lease");

        WHEREAS, pursuant to the Prime Lease, ICF is leasing space containing approximately 46,940 square feet on the tenth (10th) and eleventh (11th) floors of the office building commonly known as 2101 Webster Street, Oakland, California (the "Building");

        WHEREAS, Sublessee desires to sublease a portion of the space covered by the Prime Lease, as hereinafter set forth.

        NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1. SUBLEASED PREMISES.

        Upon the terms and conditions set forth herein, Sublessor hereby sublets to Sublessee, and Sublessee hereby hires and takes from the Sublessor, the premises shown on Exhibit A attached hereto and made a part hereof, and consisting of approximately 14,315 total rentable square feet, located on the eleventh (11th) floor of the Building (the "Subleased Premises"). Tenant shall have the right, at its sole cost and expense, to have the space measurement confirmed according to standard BOMA method of measurement by an architect approved by Sublessor. If said architect determined in writing that the space measurement according to the standard BOMA method differs from 14,315 rentable square feet, then, the Base Rent and Sublessee's Percentage (as defined in Section 6 hereof, applicable to payment of additional rent hereunder) and all other similar charges and amounts as set forth in this Sublease which are calculated on square footage basis shall be adjusted in proportion to such difference. Upon the written request of either party, Sublessor and Sublessee shall in good faith mutually join in the execution of a written agreement stipulating the adjustments as set forth by the foregoing sentence, if necessary.

        Section 2. TERM OF SUBLEASE.

        This Sublease and all of the parties' respective rights, obligations and liabilities hereunder shall commence on the full execution hereof by both parties. The term of this Sublease ("Term") shall commence on October 11, 1999 (the "Rent Commencement Date"), and end on November 30, 2003 (the "Expiration Date") or such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law.

        SECTION 3. EARLY TERMINATION OF SUBLEASE

        Provided that this Sublease is in full force and effect, and there exists no uncured default of Sublessee hereunder, Sublessee shall have the right, at its option, exercisable one time only, upon no less than six (6) months prior written notice, to terminate this Sublease on November 30, 2000 ("Early Termination Right"). In consideration of the Early Termination Right, Sublessee shall pay to Sublessor, on or before the date on which Sublessee vacates the Subleased Premises, an early termination payment ("Early Termination Payment") in cash or cash equivalent calculated as set forth below in this
Section 3. The Early Termination Payment shall be paid by Sublessee in addition to all other rents and sums due under the Sublease to and until the date on which the Sublease terminates pursuant to the Early Termination Right. In the event that the Sublessee exercises the Early Termination Right, the amount of the Early Termination Payment shall be the total of any and all unamortized. costs and expenses (including, without limitation, Brokers' fees and commissions in the amount of Fifty-One Thousand Five Hundred Sixty-Eight Dollars ($51,568.00) and attorneys' fees and costs) paid in connection with the Sublease Agreement. Sublessor shall notify Sublessee of the amount of the Early Termination Payment on or before November 1, 2000. In consideration of the Early Termination Right, Sublessee shall also automatically forfeit the entire Security Deposit described in Section 10 hereof, which shall be retained by Sublessor in the event that Sublessor has not, on or before January 30, 2001, subleased the Subleased Premises to a third party subtenant through at least November 30, 2003, on the same economic terms and conditions as set forth in this Sublease. If Sublessor, on or before January 30, 2001, subleases the Subleased Premises to a third party subtenant through at least November 30, 2003, the Security Deposit or such portion thereof, which is not used, applied or retained by Sublessor pursuant to Section 10 hereof, shall be returned to Sublessee. If Sublessor does not reoccupy the premises, Sublessor shall use commercially reasonable efforts to attempt to sublease the Subleased Premises on economic terms and conditions equal to or greater than set forth in this Sublease, in the event Sublessee exercises the Early Termination Right.

        SECTION 4. OPTION TO EXTEND SUBLEASE

        (a) Provided that this Sublease is in full force and effect, and there exists no uncured default by Sublessee hereunder, Sublessee shall have the right, at its option, exercisable one time only, by written notice from Sublessee to Sublessor provided no less than one hundred and eighty (180) days prior to November 30, 2003, ("Option Notice") to extend the term of this Sublease of the Subleased Premises (including any Additional Space subleased pursuant to Section 18 hereof) in "as-is" condition through January 14, 2008, commencing on December 1, 2003 (the "Option Period"). Upon the exercise of such extension option by such Option Notice, the term of the Sublease shall automatically be extended to include the Option Period, which Option Period shall be governed by all of the terms, covenants and conditions set forth in this Sublease; provided, however, that the Base Rent shall be determined and established as set forth below in this Section 4, effective as of the first day of the Option Period. In the event that all of the conditions precedent set forth above are not satisfied at the time hereunder specified for the exercise of the extension option, or, in the event that Sublessee fails to exercise such option strictly within the time period set forth above, time being of the essence herein, then, in either of



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such events, the option granted to Sublessee herein shall automatically be null and void and of no further force and effect.

        (b) In the event the term of this Sublease is extended to include the Option Period, the Base Rent for the Option Period shall be an amount equal to the fair market rental rate per square foot of the Subleased Premises (as of the commencement of the Option Period) for office space of comparable size in first class office buildings of comparable quality, design, age, tenant mix and location. In no event, however, shall the Base Rent for the Option Period be less than the previous year's escalated rent. In determining fair market rent, factors which may affect Sublessor's return, but not Sublessee's expenditure, such as downtime, commissions, and tenant concessions will not be taken into account. In the event Sublessee exercises its option to extend the term of the Sublease, the parties hereto shall forthwith execute an amendment to this Sublease, which shall provide that such extension shall be governed by all of the aforesaid terms and conditions.

        (c) Sublessor shall give Sublessee within ten (10) days after the exercise of the extension option by Sublessee, a statement setting forth Sublessor's determination of the fair market rent determined on the basis of the criteria set forth in Section 4(b) above. Sublessee shall give Sublessor written notice within ten (10) days after its receipt of Sublessor's statement, whether it accepts Sublessor's determination. If Sublessee does not in good faith accept Sublessor's determination, then, the Sublessor and Sublessee, for a period of ten (10) days thereafter, shall in good faith diligently negotiate the fair market rent for the Subleased Premises for the Option Period.

        (d) If, after the negotiation period described in Section 4(c) above, the parties have failed to agree on a determination of such fair market rent, then the fair market rent for the Option Period shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Sublessor, one by Sublessee, and the two so appointed shall select a third who shall have no material direct conflict of interest with then current business interests of either Sublessor or Sublessee. If the brokers are unable to appoint the third broker, then Sublessor and Sublessee shall jointly request the local board or association of realtors to appoint a third broker. The board of brokers shall determine the fair market rental of the Subleased Premises for the extension term in accordance with the criteria set forth in Section 4(b) above. Each member of the board of brokers shall be licensed in the State of California as a real estate broker, specializing in the field of commercial office leasing in Oakland, California and its environs, with not less than ten (10) years of relevant experience, and recognized as ethical and reputable within the field. Sublessor and Sublessee agree to make their appointments promptly within five
(5) days after the expiration of the thirty (30) day period, or sooner if mutually agreed upon. The two brokers selected by Sublessor and Sublessee shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of said current market rental rate. The current fair market rental rate shall be the mean of the two closest rental rate determinations. Sublessor and Sublessee shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

        (e) Notwithstanding anything in this Sublease to the contrary, in the event" that Sublessor exercises its right, pursuant to Section 8 of Rider No. 1 to Office Lease of even date as the Prime Lease, to terminate the Prime Lease at the end of the seventh year thereof, that is as of January. 14, 2005, or to reduce the Premises (as defined in the Prime Lease) it is leasing pursuant



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to the Prime Lease at such time, then, Sublessor shall have the right, at its sole option, without penalty, payment, or liability whatsoever, also to terminate this Sublease early, coterminous therewith on January 14, 2005 by written notice to Sublessee provided on or before the Termination Notice Date or Reduction Notice Date (as such terms are defined in the Prime Lease). Sublessor shall use commercially reasonable efforts, at Sublessee's sole cost and expense, to assist Sublessee to obtain for the benefit of Sublessee, the consent and agreement of Lessor, that if Sublessor elects to terminate this Sublease early, Sublessee shall have the right to elect to have this Sublease continue in full force and effect as a direct lease between Lessor and Sublessee, upon and subject to all of the terms, conditions and covenants of this Sublease for the balance of the Option Period.

        SECTION 5. BASE RENT

        Commencing on the Rent Commencement Date, Sublessee covenants and agrees to pay to Sublessor, in currency which at the time of payment is legal tender for public and private debts in the United States of America, as fixed base rent ("Base Rent") throughout the Term, the following sums, payable in monthly installments:

               Months 1-12:         $1.90 per square foot per month,
               Months 13-24:        $1.95 per square foot per month,
               Months 25-36         $2.00 per square foot per month, and
               Months 37-50:        $2.05 per square foot per month.

Each monthly installment following the first shall be due and payable not later than the first (1st) day of each month during the Term.

        SECTION 6. ADDITIONAL RENT

        (a) Notwithstanding the provisions of Section 5 above, Sublessee also agrees for each year throughout the Term, to pay to Sublessor, as additional rent under this Sublease, an amount equal to Sublessee's "Percentage" (as hereinafter defined) of the amount by which "Operating Expenses" and "Real Estate Taxes" (as defined in the Prime Lease) exceed the actual Operating Expenses and Real Estate Taxes during the 1999 calendar year. Sublessee's Percentage for this purpose shall be deemed to be 3.05% (being the Subleased Premises divided by the rentable area of the Building of 456,187 square feet). All such amounts payable to Sublessor pursuant hereto shall be apportioned during the year in which this Sublease Term shall end, such that Sublessee shall be obligated to pay a proportionate share of such additional rental which is attributable to the number of days of the Term hereof. Sublessor shall provide to Sublessee copies of all relevant statements and bills received by Sublessor pursuant to the applicable provisions of the Prime Lease and pursuant hereto, together with a statement of the amount of additional rent, if any, which Sublessee is required to pay under this Section 6(a). Notwithstanding the foregoing, Sublessee's Percentage share of the total increases, if any, in Operating Expenses and Real Estate Taxes for each calendar year shall be limited in accordance with Section 6 of Rider No. 1 of the Prime Lease.

        (b) Sublessee's proportionate share of the additional rent payments described in Section 6(a) shall be paid on an estimated basis in accordance with the terms of the procedures described in Section 5 of the Prime Lease and shall be reconciled in accordance with the procedures set forth in said section of the Prime Lease; (to the extent said provisions are



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consistent with the provisions hereof), provided that Sublessee shall make all payments of additional rent in the same manner of payment of Base Rent, not later than the first day of each month during the Term. Sublessee shall also pay to Sublessor, as additional rent, all reasonable and customary charges for any additional services provided to Sublessee hereunder in accordance with the provisions hereof, including, without limitation, charges and fees for alterations and after-hours heating and air-conditioning services. Sublessee's obligation to pay additional rent shall survive the termination of this Sublease. For purposes of this Sublease, all Base Rent and additional rent shall be referred to collectively as "Rental".

        SECTION 7. THE PRIME LEASE

        (a) Sublessee acknowledges that it has reviewed and is familiar with all of the terms, covenants, and conditions of the Prime Lease, a copy of which is attached hereto as Exhibit B and made a part hereof. Except as otherwise expressly provided in, or otherwise inconsistent with this Sublease, or to the extent not applicable to the Subleased Premises, all of the terms, covenants, conditions, stipulations, rights, obligations, remedies, and agreements of the Prime Lease are incorporated herein and made a part hereof as if set forth herein at length. Sublessee assumes and agrees, except as otherwise provided herein, to perform, observe, and comply with all of the terms, covenants, and conditions to be performed, observed, and complied with by the tenant under the Prime Lease and on the part of Sublessor to be performed, observed and complied with under the Lease, as the same may or shall relate to the occupancy of the Subleased Premises, and except as modified by this Sublease. Sublessee hereby makes all waivers and grants all rights, for the benefit of Sublessor and Lessor, made or granted by Sublessor as tenant under the Prime Lease. Notwithstanding anything herein to the contrary, and without limitation to the generality of the foregoing provisions, the parties hereto specifically acknowledge and agree that the provisions of Rider No. 1 to Office Lease, except for Sections 4, 6, 12, 14, 15 and 16, and except with respect to the rights of Sublessor under Section 8 of said Rider as described in Section 3 hereof, are personal to Sublessor and inconsistent with this Sublease, and that the provisions of the First Amendment to Office Lease related to storage space, are personal to Sublessor and inconsistent with this Sublease.

        (b) This Sublease is expressly made subject to all of the terms, covenants, and conditions of the Prime Lease, except as otherwise expressly provided herein. Subject to the Consent to Sublease annexed hereto as Exhibit C, this Sublease shall terminate upon the expiration or termination of the Prime Lease, whereupon all covenants and agreements made by Sublessor herein shall cease without prejudice to the right of Sublessor to recover all Rental accrued to the latter of termination or recovery of the Subleased Premises.

        (c) Except as otherwise specified in this Sublease, the time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demand made, or any act, condition or covenant performed or any right, remedy, or option hereunder exercised, by Sublessor or Sublessee, as the case may be, (and each party covenants that it will do so) within three (3) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Prime Lease.



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        SECTION 8. OCCUPANCY

        (a) Sublessee shall use and occupy the Subleased Premises solely for the purposes set forth in, and at all time in accordance with the requirements of, Section 7 of the Prime Lease. Notwithstanding the foregoing, in addition to general office use, Sublessee shall have the right to use the Subleased Premises for the operation of equipment and facilities in connection with Sublessee's software related business, subject to Lessor's prior written consent to such use as required by the Prime Lease, and subject to the other provisions hereof. In its use of the Subleased Premises for such purpose, Sublessee shall strictly adhere to the provisions of the Prime Lease applicable to "Tenant's" use of the Subleased Premises and the services thereto which shall apply fully to Sublessee. Without limitation to the generality of the foregoing, Sublessee shall strictly adhere to the provisions of Section 17 of the Prime Lease, including, without limitation the electric demand and consumption levels set forth in Section 17(b) thereof. Sublessee shall be solely responsible for the payment of any additional rent, and any and all other costs and charges arising out of Sublessee's installation, operation, maintenance, and repair of equipment and facilities in the Subleased Premises in connection with its software business. In addition to all other indemnities hereunder, Sublessee shall indemnify and hold harmless Sublessor from and against any and all costs, expenses, claims, and other liability arising out of the foregoing. The Subleased Premises shall not be used for any other purpose without the prior written consent of Lessor and Sublessor.

        (b) Sublessee covenants that it shall occupy the Subleased Premises in accordance with the terms hereof, including the Prime Lease, and shall not suffer to be done or omit to do any act which results in a default under any of the terms and conditions hereof or of the Prime Lease. Any other provision in this Sublease to the contrary notwithstanding, Sublessee shall indemnify and hold harmless Sublessor, and upon any such violation or default, shall also pay to Sublessor, as additional rent, any and all sums which Sublessor may be required to pay to the Lessor arising out of, by reason of, or resulting from Sublessee's failure to perform or observe one or more of the terms and conditions of the Sublease pertaining to the Subleased Premises and any other related costs, except to the extent resulting from Sublessor's negligence or willful misconduct. Without limitation to the foregoing whatsoever, if Sublessee is a holdover tenant under this Sublease and causes Sublessor to be deemed a holdover by the Lessor under the Prime Lease, Sublessee shall be liable to Sublessor for and indemnify and hold harmless Sublessor from and against any and all damages including consequential damages, resulting therefrom, and including, without limitation, any and all claims made by any other sublessee or prospective tenant or Lessor against Sublessor for delay by Sublessor in delivering possession of the Subleased Premises. Sublessor, at its option, may remove Sublessee and all its possessions from the Subleased Premises without any liability whatsoever to the Sublessor.

        (c) In the event Sublessee continues to occupy the Subleased Premises after the termination of its right of possession pursuant to the terms of this Sublease, then, in addition to other liabilities as set forth herein, Sublessee shall, throughout the entire holdover period, pay rent equal to one hundred fifty percent (150%) of the sum of the most recent amount of total Rental which would have been applicable had the Term of this Sublease continued through the period of such holding over by Sublessee. No holding over by Sublessee or payments of money by Sublessee to Sublessor after expiration of the term of this Sublease shall be construed to extend the Term of this Sublease or to prevent the recovery of immediate possession of the Subleased Premises by summary proceedings or otherwise as permitted pursuant to applicable



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law, unless Sublessor has sent written notice to Sublessee that Sublessor has elected to extend the term of the Sublease.

        (d) Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be required to perform any of the covenants and obligations of the Lessor under the Prime Lease including, but without limitation whatsoever, to provide any of the services that Lessor has agreed to provide, whether or not specified in the Prime Lease (or required by law), or to furnish any other services of any nature whatsoever to the Subleased Premises, or to comply with any law or requirement of any governmental authorities, or take any action that Lessor has agreed to provide, furnish, make, comply with, or take under the Lease; but, Sublessor agrees to use all diligent efforts, at Sublessee's sole cost and expense, upon Sublessee's request to obtain the same from the Lessor, (provided, however, that Sublessor shall not be obligated to use such efforts or take any action which might give rise to a default under the Prime Lease or Sublease), and Sublessee shall rely upon, and look solely to Lessor for the provision, furnishing, or making thereof or compliance therewith. If Lessor shall default in the performance of any of its obligations under the Prime Lease, as applicable, Sublessor shall, upon request and at the expense of Sublessee, institute and prosecute any action or proceeding which Sublessee in its reasonable judgment, deems meritorious, in order to have Lessor make such repairs, furnish such services, or comply with any other obligations of Lessor under the Prime Lease or as required by law, Sublessee shall indemnify and hold Sublessor harmless from and against any and all such claims arising from or in connection with such request, action or proceeding, except to the extent of negligence or willful misconduct on the part of Sublessor. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs, and expenses of any kind or nature, including without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon. Sublessee shall not make any claim against Sublessor for any damage which may arise, nor shall Sublessee's obligations hereunder be diminished, by reason of (i) the failure of Lessor to keep, observe, or perform any of its obligations pursuant to the Lease, as applicable, unless such failure is due to Sublessor's negligence or willful misconduct, or (ii) the acts or omissions of Lessor, their agents, contractors, servants, employees, invitees or licensees, except to the extent of the negligence or willful misconduct of Sublessor. The provisions of this section shall survive the expiration or earlier termination of the Term hereof.

        (e) If any event described in Paragraph 23 (Defaults and Remedies) of the Prime Lease shall occur in respect of Sublessee or Sublessee's property, or if Sublessee shall default in the payment of Base Rent or other Rental hereunder, or in the performance or observance of any of the terms, covenants, and conditions of this Sublease or the Prime Lease on the part of Sublessee to be performed or observed, which default continues uncured following written notice and the expiration of all applicable cure periods, Sublessor shall be entitled to the rights, remedies, and indemnifications herein provided and/or reserved by the Lessor in the Prime Lease, as applicable in addition to all other rights and remedies herein specified.

        SECTION 9. LEASEHOLD IMPROVEMENTS AND ALLOWANCES

        (a) Sublessor subleases the Subleased Premises to Sublessee and Sublessee accepts the Subleased Premises in "as-is" condition on the date hereof, reasonable wear and tear between the date hereof and the Rent Commencement Date excepted. Sublessor has not made and does


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not make any representations or warranties as to the physical condition of the
Subleased Premises, the use to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises, except as specifically set forth in this Sublease. Sublessor shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Subleased Premises for Sublessee's occupancy.

        (b) Notwithstanding anything herein to the contrary: (i) Sublessee shall not make any alterations, installations, improvements, additions, or other physical changes in or about the Subleased Premises, structural or otherwise, (collectively, "Changes") without the prior written consent of both the Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld, conditioned or delayed; provided, however, no consent shall be required for Sublessee's reconfiguration of any Kaiser Assets (as hereinafter defined). In addition, any Changes performed by Sublessee shall be performed in accordance with Section 13 of the Prime Lease. If any Changes are made without said required consent or not in accordance with said Section, then, without limiting or waiving other available remedies, Sublessor may remove the same and correct, repair and restore the Subleased Premises, and Sublessee shall be liable for any and all costs and expenses incurred directly or indirectly, by Sublessor. Lessor and Sublessor may condition their consents upon, among other things, Sublessee's written agreement to restore the Subleased Premises satisfactory to Lessor and Sublessor; both Lessor's and Sublessor's prior written approval of plans, specifications, contractors and subcontractors; satisfaction of all insurance obligations, and similar matters; and Sublessor's sole obligation under the sections of the Prime Lease which are incorporated herein shall be to request that Lessor comply with the terms of the Prime Lease.

        SECTION 10. SECURITY DEPOSIT

        (a) Upon execution of this Sublease, Sublessee shall deposit with Sublessor a sum equal to two (2) months Base Rent as security for the prompt, full, and faithful performance by Sublessee of each and every provision of this Agreement of Sublease and of all obligations of Sublessee hereunder (the "Security Deposit"). In the event that, Sublessee does not exercise the Early Termination Right described in Section 3 hereof, then, if the Sublease is then in full force and effect and there exists no uncured default by Sublessee hereunder, the Security Deposit shall be reduced, and Sublessor shall refund to Sublessee the difference between the Security Deposit paid and an amount equal to the scheduled Base Rent for the last month of the Term on or before June 30, 2000, and shall retain the balance as security hereunder. Said Security Deposit may be commingled with other funds of Sublessor and no interest or income from said security deposit shall be due Sublessee. In the event of default that is not cured within any applicable notice and cure periods, Sublessor may use, apply, or retain all or any part of the Security Deposit for payment of any (i) Base Rent or additional Rental; (ii) any sum expended by Sublessor on Sublessee's behalf in accordance with the provisions of this Sublease; (iii) any sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including damages or deficiency in the reletting of the Subleased Premises; (iv) failure of Sublessee to indemnify or hold harmless Sublessor as required under this Sublease. The use, application, or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Agreement of Sublease or by law; and, shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. If any portion of the Security Deposit is used, applied, or retained by Sublessor for a purpose set forth above, Sublessee agrees that within five (5) days after a written demand


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therefor is made by Sublessor he will deposit with the Sublessor an amount sufficient to restore the Security Deposit to its original amount.

        (b) If Sublessee shall fully and faithfully comply with all of the provisions of this Sublease, the Security Deposit, or any balance thereof, shall be returned to Sublessee after the expiration of the Tenn. Sublessee shall notify Sublessor in writing of Sublessee's request for the return of the Security Deposit or balance thereof. Upon receipt of said written request Sublessor shall refund the Security Deposit or balance thereof to Sublessee within thirty (30) days from the written request. Upon return of the Security Deposit or balance thereof to the Sublessor, the Sublessee shall be completely relieved of liability under this Section.

        SECTION 11. EMINENT DOMAIN; LOSS BY CASUALTY

        Notwithstanding any contrary provision of this Sublease or the provisions of the Prime Lease, Sublessee shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, and shall not be entitled to any abatement of Base Rent, additional rent or any other item of Rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Sublessor is entitled to terminate the Prime Lease or be entitled to a corresponding abatement with respect to its corresponding obligation under the Prime Lease. If Sublessor is entitled to terminate the Prime Lease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Sublessee may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Sublessor given at least five (5) business days prior to the date(s) Sublessor is required to give notice to Lessor of such termination under the terms of the Prime Lease. In the event of any damage by fire or other casualty to the Subleased Premises rendering the Subleased Premises wholly or in part untenantable, Sublessee shall acquiesce in and be bound by any action taken by or agreement with respect thereto entered into by Lessor pursuant to Section 21 of the Prime Lease, and Sublessee shall be entitled to its proportionate share of the rent abatement to the extent actually received by Sublessor for the Subleased Premises, as described therein.

        SECTION 12. INTENTIONALLY DELETED

        SECTION 13. ASSIGNMENT OR SUBLETTING

        (a) Sublessee shall not assign, sell, transfer (whether by operation of law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Subleased Premises, nor sublet all or any portion of the Subleased Premises, nor permit any other person or entity to use or occupy all or any portion of the Subleased Premises, without the prior written consent of Sublessor, and Lessor. It is further agreed that, except as provided in Section 13(c) below, any sale, assignment or other disposition of a majority of the capital stock, or other controlling interest in the capital stock, and/or all or substantially all of the assets of the Sublessee to any person or entity shall constitute a prohibitive transfer for purposes hereof, which shall require the prior written consent of Sublessor pursuant hereto; provided, however, in no event shall the transfer or sale of any publicly traded stock of Sublessee require Sublessor's consent. Provided that Sublessee shall comply with the provisions of this Sublease and the Prime Lease with respect to subletting, and provided that Sublessee pay for the reasonable processing cost and attorneys' fees of Sublessor and Lessor incurred in connection with any such sublease, Sublessor agrees that it shall not unreasonably withhold its consent to a subletting of all or any portion of the Subleased Premises, provided that Lessor shall consent to such subletting.

Upon the written request of Sublessee, Sublessor, at Sublessee's sole cost and expense, shall request the consent of the Lessor and shall use commercially reasonable efforts to cooperate with Sublessee in obtaining any such consents.

        (b) If this Sublease shall be assigned, or, if the Subleased Premises or any part thereof be sublet or occupied by any person, firm, or corporation other than Sublessee, Sublessor may, after default by Sublessee in its obligations hereunder, collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent payments and additional rent payable hereunder; but, no such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, sublessee, or occupant as tenant, or a release of Sublessee from the future performance by it of the covenants on the part of it herein contained. The consent by Sublessor to an assignment or a subletting shall not, in any way, be construed to relieve Sublessee from obtaining the express consent in writing of Sublessor to any further assignment or subletting. Any attempt to mortgage, or encumber this Sublease, or to sublet, or to suffer or permit the Subleased Premises or any part thereof to be used by others, without the prior written consent of Sublessor and Lessor will constitute a default under this Sublease. To do so will subject Sublessee to all remedies and liabilities set forth herein.

        (c) Provided the Sublessee is not in default hereof, notwithstanding anything to the contrary contained in this Section 13 or in the Prime Lease, Sublessee shall have the right to assign this Sublease in its entirety or sub-sublease all or any portion of the Subleased Premises without the prior written consent of Sublessor to (i) any entity resulting from a merger or consolidation with Sublessee, (ii) any subsidiary or affiliate of Sublessee, and
(iii) any subcontractor performing duties relating to a contract with Sublessee (collectively, the "Permitted Transferees") subject to the following terms and conditions.

            A. In the case of an assignment, the assignee shall demonstrate to Sublessor and Lessor financial strength of at least equal to that of Sublessee at the time of the assignment.

            B. In the case of a sub-sublease, the use of the sub-sublessee shall be reasonably the same as Sublessee and falls under the classification of General Office Use and shall be subject to Section 24(m) of the Prime Lease.

        SECTION 14. "SUBLESSOR"

        The term "Sublessor" as used in this Sublease means only the tenant under the Prime Lease at the time in question, so that if the Prime Lease shall be assigned, such assignor shall be thereupon released and discharged from all covenants, conditions, and agreements of Sublessor hereunder, provided that such covenants, conditions, and agreements shall be binding upon each successor assignee until thereafter assigned.

        SECTION 15. INSURANCE

        Sublessee, at its sole expense, shall insure the Subleased Premises against all risks and in such amounts and with carriers as required of "Tenant" under Section 20 of the Prime Lease, shall maintain a loss payable endorsement in favor of Sublessor and Lessor affording to Sublessor and/or Lessor such additional protection as Sublessor and/or Lessor reasonably require, and shall maintain liability insurance satisfactory to Sublessor and/or Lessor.

Notwithstanding anything herein to the contrary, however, such policies shall also afford protection to the limit of $1,000,000 with respect to bodily injury or death to any one person, to the limit of $1,000,000 with respect to bodily injury or death to any number of persons in any one accident, and to the limit of $1,000,000 with respect to damage to the property of any one owner from one occurrence. All such insurance policies must name both Sublessor and Lessor as additional insureds and loss payees, and must provide that such insurance policies may not be canceled or altered without at least thirty (30) days prior written notice to Sublessor. This Sublease is not effective unless and until Sublessee delivers copies of certificates of all such insurance to Sublessor. The waivers of subrogation contained in Section 20(e) of the Prime Lease shall be expressly applicable to Sublessee and Sublessor under this Sublease.

        SECTION 16. INDEMNITY

        In addition to all other indemnities hereunder, Sublessee agrees to indemnify and hold harmless each of Sublessor and Lessor from and against any and all claims, losses, actions, damages, liabilities, and expenses (including attorneys' fees) that (i) arise from or are in connection with Sublessee's possession, use, occupancy, management, repair, maintenance, or control of the Subleased Premises and the Kaiser Assets (defined in Section 19 hereof), or any portion thereof, (ii) arise from or are in connection with any willful or negligent act or omission of Sublessee or Sublessee's agents, employees, subtenants or other "Agents" (as hereinafter defined), (iii) result from any default, breach, violation, or nonperformance of Sublessee hereunder, (iv) arise from injury or death to persons or damage to property sustained on or about the Subleased Premises, including, without limitation, to the Kaiser Assets; and (v) without in any way limiting the breadth of the scope of the foregoing indemnities, arise directly or indirectly from the obligations and liabilities with respect to Hazardous Materials (as defined in Section 56 of the Prime Lease) pursuant to Section 56 of the Prime Lease incorporated herein pursuant to
Section 7 hereof as the same hereby apply to Sublessee, its agents, servants, employees, subtenants, officers, directors, invitees, guests, clients, contractors and their respective representatives (collectively, the "Agents"); to the extent the matters referenced in (i) through (v) above are not caused by the negligence or willful misconduct of Sublessor. Sublessee shall, at its own cost and expense, defend any and all actions, suits, and proceedings which may be brought against Sublessor and/or Lessor with respect to the foregoing or in which Sublessor and/or Lessor may be impleaded. Sublessee shall pay, satisfy, and discharge any all money judgments, which may be recovered against Sublessor and/or Lessor in connection with the foregoing. Sublessee's obligations hereunder shall survive the expiration of this Sublease with respect to acts or events occurring or alleged to have occurred prior to the end of the Term.

        SECTION 17. PARKING

        Sublessor will provide Sublessee the right to one (1) standard automobile parking space in the Basement Garage (as defined in the Prime Lease) and twenty-one (21) parking spaces in the Multi-Story Parking Facility (as defined in the Prime Lease) for the Term of the Sublease. Sublessor shall be fully responsible for the payment of said parking at prevailing market rates pursuant to the terms set forth in Section 25 of the Basic Lease Terms of the Prime Lease, and shall comply otherwise with the provisions of, and shall be subject to the restrictions, terms, and conditions regarding parking specifically set forth in, Paragraph 39 of the Prime Lease as well as Exhibit F thereto. If Sublessee, pursuant to Section 18, leases any Additional Space, Sublessee shall have the right to the pro rata parking rights under the Prime Lease that are attributable to the Additional Space.

        SECTION 18. ADDITIONAL SPACE

        (a) Sublessee shall have the first right to negotiate for office space contiguous to the Subleased Premises on the eleventh (11th) floor of the Building occupied by Sublessor on the Commencement Date and as it becomes available in the event Sublessor determines to sublease such space during the term hereof (such space, as it becomes available, referred to herein as, the "Additional Space"). This right of first negotiation shall be effective from and after the expiration, without exercise, of the Early Termination Right. Sublessor shall not make any Additional Space available for sublease by unrelated third parties prior to expiration of the Early Termination Right and Sublessor's compliance with this Section 18. This right of first negotiation is personal to the Sublessee and may not be transferred to any assignee or sub-subtenant hereunder (other than a Permitted Transferee) without the prior written approval of Sublessor. Sublessor shall provide Sublessee from time to time with written notice of the availability of Additional Space and the date Sublessor determines, in its sole discretion, that it shall become available for subleasing (the "Sublessor Additional Space Notice"). If Sublessee desires to sublease such Additional Space, Sublessee shall provide notice (the "Sublessee Additional Space Notice") to Sublessor, within fifteen (15) days after its receipt of the Sublessor Additional Space Notice and the parties shall thereafter negotiate diligently and in good faith, in an effort to agree upon the terms for the sublease of the Additional Space. A sublease of Additional Space shall be governed by all of the terms, covenants and conditions set forth in this Sublease, and shall be coterminous herewith, except for the amount of the base rent and additional rent payable by Sublessee, which shall be the prevailing fair market rent for space comparable to the Additional Space in buildings of comparable design, age, tenant mix, and location. The determination of fair market rent shall be made in accordance with the criteria and procedures set forth in Section 4 above for the Term extension option, which shall apply to Additional Space expansion. In the event the parties have not agreed upon the fair market rent for such Additional Space and executed an amendment to this Sublease for such Additional Space within thirty (30) days of the date of Sublessor's receipt of the Sublessee Additional Space Notice, and/or in the event Sublessee does not timely deliver to Sublessor the Sublessee Additional Space Notice, the right of first negotiation provided herein shall automatically terminate and expire with respect to such Additional Space and Sublessor may thereafter lease such Additional Space to such parties and upon such terms and conditions as Sublessor may determine in its sole discretion. In the event any Additional Space becomes available, which such Additional Space has been previously offered to Sublessee and Sublessee has not elected to sublease such Additional Space, then in such event Sublessee shall not again have any rights with respect to such Additional Space. Nothing contained herein shall require Sublessor to subdivide any such Additional Space or any portion thereof.

        (b) The rights granted to Sublessee hereinabove in this Section 18 shall be void and of no force and effect unless at the time specified in Section 18(a) above for exercising such right of first negotiation all of the following conditions precedent shall have been fully satisfied: (i) this Sublease shall be in full force and effect; (ii) there shall be no uncured default hereunder; and
(iii) Sublessee must in good faith intend to occupy and use this Additional Space within six (6) months from the date such Additional Space becomes a part of the Subleased Premises.

        SECTION 19. FURNITURE, FIXTURES AND EQUIPMENT

        (a) Sublessor hereby agrees to lease to Sublessee and Sublessee hereby agrees to lease from Sublessor throughout the Term of the Sublease and any extensions thereof; all of that furniture, fixtures and equipment presently located in the Subleased Premises as detailed in Exhibit D hereto ("Kaiser Assets"). In the event that Sublessee expands its Subleased Premises pursuant to
Section 18 hereof, Sublessee shall also lease the furniture, fixtures and equipment located therein on the terms and conditions set forth in this Section
19. Sublessee shall pay to Sublessor monthly rent for the lease of the Kaiser Assets in the amount of $0.34 per rentable square foot of the Subleased Premises per month. Sublessee shall not directly or indirectly remove any of the Kaiser Assets on or from the Subleased Premises during the Term, or pledge, assign, sublease, encumber or otherwise transfer any of the Kaiser Assets or any interest therein, without the prior written consent of Sublessor. Sublessee shall, during the Term, at its sole cost and expense, keep and maintain the Kaiser Assets in good working order, condition, and repair, ordinary wear and tear excepted. Sublessee shall maintain such insurance on the Kaiser Assets of types and in amounts as Sublessor may reasonably request, and Sublessor shall be named as an additional insured and loss payee on said policies of insurance, and such policies must provide that they may not be canceled or altered without at least thirty (30) days prior written notice to Sublessor. Promptly upon the expiration or termination of this Sublease, Sublessee shall deliver the Kaiser Assets to Sublessor in the same condition as on the date hereof, ordinary wear and tear excepted. Without limiting any other rights or remedies of Sublessor hereunder, Sublessee agrees to pay promptly to Sublessor fifty percent of the original value of any Kaiser Asset not so delivered, as a penalty.

        (b) Throughout the Term of this Sublease, provided that and as long as Sublessee occupies office space on the eighth (8th) floor of the Building pursuant to its separate lease agreement in effect on the date hereof, Sublessor shall permit Sublessee to utilize space in Telephone Data Hub Room, located on the tenth (10th) floor of the Building for Sublessee to interconnect its communication systems between the eighth (8th) and eleventh (11th) floors of the Building. The final location and method of the pathway between premises shall be subject to the prior written approval of Sublessor, which approval shall not be unreasonably withheld, conditioned or delayed, and Lessor. Sublessee shall submit detailed plans to the Sublessor and the Lessor for their review and written approval prior to the commencement of any work.

        SECTION 20. CONSENT OF LESSOR UNDER PRIME LEASE

        Sublessee hereby acknowledges and agrees that this Sublease is subject to and conditioned upon Sublessor obtaining the written consent of Lessor pursuant to that certain Consent to Sublease and Recognition Agreement annexed hereto as Exhibit C ("Consent") as provided in the Prime Lease. Promptly following the execution and delivery hereof, Sublessor shall submit this Sublease and this Consent to Lessor. Sublessee hereby agrees that it shall cooperate in good faith with Sublessor and shall comply with any reasonable requests made of Sublessee by Sublessor in the procurement of the Consent. In no event shall Sublessor be obligated to make any payment to Lessor in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in this Sublease. In the event that Lessor shall not have executed and delivered the Consent within five (5) business days after the date of the full execution hereof, either party shall have the right to cancel this Sublease by five (5) business days prior written notice given to the other at any time thereafter prior to the execution and delivery of the Consent, and with the expiration of such notice period (except if such Consent is obtained prior thereto) this Sublease shall be deemed canceled and of no further force or effect, and neither party shall have any liability or obligation to the other in respect thereof.

        SECTION 21. NOTICES

        Any notice or demand required or permitted to be given by the provisions hereof must be in writing and will be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address indicated below or, if sent by registered or certified U.S. mail, on the fifth business day after the day on which mailed, or if sent by recognized commercial courier service, on the second day after the day delivered to the service, addressed to such party at such address:

             If to Sublessor:       ICF Kaiser International, Inc.
                                    9300 Lee Highway
                                    Fairfax, VA 22031-1207
                                    ATTN: Terry O'Connor


             with a copy to:        Squire, Sanders & Dempsey L.L.P.
                                    1201 Pennsylvania Avenue, NW Suite 500
                                    Washington, DC 20004
                                    ATTN:    Susan Bierman


               If to Sublessee:     Vision Software Tools, Inc.
                                    2101 Webster Street, Suite 1100
                                    Oakland, CA 94612
                                    ATTN:    Chief Financial Officer

        The person to receive notices or the address for such notices may be changed from time to time by written notice in accordance with this Section.

        Section 22. BINDING EFFECT

        The covenants, conditions, and agreements contained herein shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, executors, administrators, successors, and/or assigns, as permitted hereby.

        SECTION 23. APPLICABLE LAW/SEVERABILITY

        This Sublease is entered into in the State of California, and its validity and interpretation shall be construed in accordance with the laws of that state (without giving effect to the doctrine of conflict of laws). Any provision of this Sublease prohibited by, or unlawful or unenforceable under any applicable law shall be ineffective only to the extent invalid without invalidating the remaining provisions of this Sublease. For purposes of California law, this Sublease shall be deemed to be a deed of lease executed under seal. Neither this Sublease nor any memorandum thereof shall be recorded without the prior written consent of Sublessor and Lessor.

        SECTION 24. PRIORITY

        In the event of conflict or ambiguity with the Prime Lease, the terms of this Sublease shall control the rights and obligations of the parties hereto.

        SECTION 25. BROKERAGE

        Except for CB Richard Ellis, the procuring broker, and LOH Realty & Investments, the listing broker, Sublessor and Sublessee represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction. Sublessee and Sublessor each agrees to indemnify and hold harmless the other from and against any claim by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sublessee or Sublessor, as applicable, with regard to this leasing transaction. Sublessor shall be responsible for all commissions payable to Brokers in connection with this Sublease. The provisions of this Section shall survive the termination of this Sublease.

        SECTION 26. SUBLESSOR'S REPRESENTATIONS, WARRANTIES AND CONSENT.

        Sublessor hereby represents and warrants to Sublessee that (i) to its knowledge, the Prime Lease is in full force and effect and neither Lessor nor Sublessor is in default thereunder; and (ii) to its knowledge, the Subleased Premises, including any tenant improvements made by Sublessor, and the Kaiser Assets are in good working order and condition. Sublessor shall perform its obligations as tenant under the Prime Lease and to the extent such obligations are not assumed by Sublessee hereunder. In the event Sublessor fails to perform said obligations, Sublessee's sole remedy shall be to seek recovery of its actual damages directly resulting from such failure; Sublessee shall have no right to terminate this Sublease.

        SECTION 27. CONSENT OF LENDER.

        Sublessee shall use all diligent efforts to have Lessor obtain for the benefit of Sublessee the full execution of Non-Disturbance, Attornment and Subordination Agreements in substantially the same form as the agreements attached as Exhibit E from all lenders and ground lessors of the property ("Lender Agreements") upon execution of such Lender Agreements by Sublessee (provided, however, that Sublessor shall not be obligated to use such efforts or take any action which might give rise to a default under the Prime Lease). Sublessee agrees that it shall cooperate in good faith with Sublessor and Lessor and shall comply with any reasonable requests made of Sublessee in the procurement of the full execution of the Lender Agreements. In no event shall Sublessor be obligated to make any payment to any party to said Lender Agreements to obtain the same for the benefit of Sublessee.

        SECTION 28. EXISTING IMPROVEMENTS AND KAISER ASSETS.

        Reference is made to the Improvements existing in the Subleased Premises as of the commencement of the Term of this Sublease ("Existing Improvements"). Notwithstanding anything in this Sublease to the contrary, Sublessee shall have no obligation to remove the Existing Improvements upon the expiration or termination of this Sublease. Upon the expiration or termination of this Sublease, if requested by Sublessor, in addition to all other obligations hereunder, Sublessee shall have the obligation to restore the Existing Improvements and Kaiser

Assets to the layout and configuration existing as of the commencement of the Term of this Sublease.

        SECTION 29. ENTIRE AGREEMENT

        Sublessor and Sublessee acknowledge that there are no agreements or understandings, written or oral, between Sublessor and Sublessee with respect to the Subleased Premises, other than as set forth in this Sublease and the Exhibits hereto, including the Prime Lease, incorporated herein by reference, and that this Sublease and the Exhibits hereto may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification or discharge is sought. This Sublease is offered to Sublessee for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublessor unless and until the Lessor shall have executed and delivered a fully executed copy of the Consent to Sublessor and Sublessee.

        IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed by their duly authorized representatives all as of the day and year first above written.

                                            SUBLESSOR:

WITNESS:                                    ICF KAISER INTERNATIONAL, INC.


/s/ [Signature Illegible]                   By: /s/ [Signature Illegible]
-------------------------------                ---------------------------------
                                            Title: SENIOR VICE PRESIDENT
                                                  ------------------------------

                                            SUBLESSEE:

WITNESS:                                    VISION SOFTWARE TOOLS, INC.


/s/ [Signature Illegible]                   By: JOHN A. HEWITT JR
-------------------------------                ---------------------------------
                                            Title: John A. Hewitt Jr
                                                  ------------------------------

                                   EXHIBIT A

"Subleased Premises" - Approximately 14,315 (plus or minus) Rentable Square Feet


                                  [FLOOR PLAN]